Exhibit 10(p)

FLORIDA PUBLIC UTILITIES COMPANY

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Adopted  March 18, 2005

1.

Purpose. The purpose of the Plan is to enable Florida Public Utilities Company (the "Company") to compensate each non-employee member of the board of directors of the Company (such board of directors hereinafter referred to as the “Board” and each such non-employee member of the Board hereinafter referred to as the “Director”) who contributes to the Company's success, and to better ensure that the interests of such Director are more closely aligned with the interests of the Company's shareholders by paying a portion of his or her compensation in shares of the Company’s common stock (“Common Stock”).

2.

Payment of Annual Retainer in Common Stock. Each Director shall be paid an annual retainer fee (the “Retainer Fee”) payable partially in cash ( the “Cash Portion of the Retainer Fee”) and partially in shares of Common Stock  (the “Stock Portion of the Retainer Fee”) as determined from time to time the Board. The total amount of the Retainer Fee shall also be determined from time to time by action of the Board. The Cash Portion of the Retainer Fee and the Stock Portion of the Retainer Fee shall be payable or distributable, as applicable no later than the 15th business day following the Company’s annual meeting and shall represent consideration for services to be performed for the current fiscal year. To be entitled to an annual Retainer Fee, the Director must be a member of the Board on the first day following the annual meeting for the current fiscal year.

3.

Other Compensation. In addition to payment of the Retainer Fee provided for in Section 2, each Director shall be paid such additional cash fees for attendance at Board and Board Committee meetings as approved by the Board from time to time.

4.

Distribution of Common Stock. The maximum number of shares of Common Stock available for distribution pursuant to the Plan shall be 25,000 shares, subject to adjustment as set forth in Section 5. The shares of Common Stock issuable to Directors under the Plan shall be issued from shares held in the Company's treasury.

5.

Adjustment to Shares of Stock Issuable Pursuant to Plan.  In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock split, stock dividend or recapitalization of the Company, an equitable adjustment shall be made to the number of shares of Common Stock issuable under the Plan and the amount of the Stock Portion of the Retainer Fee set forth in Section 2 as the Board determines is necessary or appropriate, in its discretion, to give proper effect to such corporate action. Any such adjustment determined in good faith by the Board shall be conclusive and binding for all purposes of the Plan.

6.

Amendments. The Plan may be amended, modified or terminated by the Board at any time.

7.

Miscellaneous.

(a)

The Company may require that the Directors shall agree to acquire shares of Common Stock under the Plan for investment and not for resale or distribution except pursuant to a registration statement under the Securities Act of 1933 or an exemption from such registration, and may require that certificates representing such shares shall bear a customary restrictive legend to this effect.

(b)

The interest of a Director under the Plan shall not be assignable by the Director or the Director's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any such attempted assignment shall be ineffective to transfer the Director's interest; provided, however, that (i) the Director may designate beneficiaries to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Director's estate may assign his or her interest under the Plan to the persons entitled to any such benefit.

(c)

Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Director beyond the term for which such Director has been elected or prevent his or her removal.

(d)

The Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Board, whose interpretation or determination shall be conclusive and binding.

8.

Effective Date. The Plan shall be deemed effective as of March 18, 2005, subject to the approval of the Plan by the stockholders of the Company at the Company’s 2005 annual meeting of stockholders.  If such approval is not forthcoming, this Plan shall be of no further force or effect and any grants made pursuant to this plan subject to such stockholder approval shall be void and unenforceable.

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